                                                                     Exhibit 1.1

                             UNDERWRITING AGREEMENT


                                                            As of ________, 200_



GE Global Insurance Holding Corporation
5200 Metcalf
Overland Park, Kansas  66201


Dear Sirs:

     We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that GE Global Insurance Holding Corporation, a Delaware corporation (the "Company"), proposes to issue and sell [Currency and Principal Amount] aggregate principal amount of [Full title of Notes] (the "Notes"). The Notes will be issued pursuant to the provisions of the Indenture listed below (as such Indenture shall be supplemented to the date hereof) (the "Indenture") between the Company and the Trustee named below (the "Trustee").

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Notes set forth below opposite their names at a purchase price of ____% of the principal amount of Notes [plus accrued interest, if any, from [Date of Notes] to the date of payment and delivery:


                                                            Principal Amount
       Name                                                     of Notes
       ----                                                 ----------------
                                                            $
[Insert syndicate list]              Total......            =================

     The Underwriters will pay for the Notes upon delivery thereof at the location identified below at _____ a.m. (New York time) on ___________, 200_, or at such other time, not later than 3:00 p.m. (New York time) on _________, 200_, as shall be agreed upon by the Company and the Manager. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date".

     The Notes shall have the terms set forth in the Prospectus dated _________, 2000 and the Prospectus Supplement dated _________, 200_, including the following:

Registration Statement No. 333-

Manager(s) and address(es):


Certain Terms of the Notes:

     Title of Notes:

     Aggregate Principal Amount of Notes:

     Maturity Date:

     Interest Rate:

     Principal and Interest             ___________ __ and
       Payment Dates:                   ___________ __, commencing
                                        ___________ __, 200_

     Record Dates:                      ___________ __ and
                                        ___________ __


     Redemption Provisions:

     Repayment Provisions:

     Title of Indenture:

     Trustee:


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

     Note Transfer Agent and Registrar:

     Closing Date and Location:

     The Notes are to be offered to the public at the Initial Public Offering Price specified below, and to dealers at prices which represent concessions not in excess of the Dealer Concession set forth below, and the Underwriters may allow and such dealers may reallow concessions not in excess of the Reallowance Concession set forth below:

     Initial Public Offering Price:         ___% of the principal amount of the
                                            Notes [plus accrued interest from
                                            _________, 200_](1)

     Purchase Price:                        __% of the principal amount of the
                                            Notes [plus accrued interest from
                                            ____, 200_](1)

     Dealer Concession:                     ____% of the principal amount of the
                                            Notes

     Reallowance Concession:                ____% of the principal amount of the
                                            Notes

     [In addition to the conditions to the several obligations of the Underwriters incorporated by reference herein, the several obligations of the Underwriters hereunder are subject to the condition that the Notes shall be rated no lower than "AA" by Standard & Poor's Corporation and "Aa" by Moody's Investors Service, Inc.](2)

     All provisions contained in the document entitled GE Global Insurance Holding Corporation Underwriting Agreement Standard Provisions (Debt Securities) dated February 21, 1996 (the "Standard Provisions"), are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.


----------
     (1) To be added only if the transaction does not close flat.

     (2) To be included only in the Underwriting Agreement relating to the first issuance of Notes.


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

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement as of the date first set forth above in the space set forth below.

                                            Very truly yours,

                                            [Name(s) of Representative(s) or
                                            Underwriter(s)]

                                            [Acting severally on behalf of
                                            themselves and the several
                                            Underwriters named herein]

                                            By: [Name of Signing
                                                Representative or Underwriter]

                                            By:  __________________________
                                                 Name:
                                                 Title:

Accepted:

GE GLOBAL INSURANCE
     HOLDING CORPORATION

By:  _____________________________
     Name:
     Title:


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